EXHIBIT 3.1
                                                      FILED SEPTEMBER 23, 1997
                                                                LONNA R. HOOKS
                                                            SECRETARY OF STATE

                         SECOND CERTIFICATE OF AMENDMENT
                                      TO THE
                   SECOND RESTATED CERTIFICATE OF INCORPORATION
                                        OF
                       CHIQUITA BRANDS INTERNATIONAL,  INC.

   To:  Secretary of State
        State of New Jersey

     Pursuant to the provisions of N.J.S. 14A:7-2(2) and 14A:9-1, the undersigned corporation, Chiquita Brands International, Inc. (the "Corporation"), executes the following Second Certificate of Amendment to its Second Restated Certificate of Incorporation (the "Certificate of Incorporation").

     1.  The name of the corporation is Chiquita Brands International, Inc.

     2. The following resolutions, establishing and designating a new series of shares and fixing and determining the relative rights and preferences thereof, were duly adopted by the Executive Committee of the Board of Directors of the Corporation as of the 5th day of September, 1997, pursuant to the authority vested in the Board of Directors by the Certificate of Incorporation, exercised on behalf of the Board of Directors by the Executive Committee pursuant to resolutions of the Board of Directors so authorizing it to act:

   RESOLVED, that pursuant to the authority expressly vested in the Executive Committee by resolution of the Board of Directors dated May 16, 1990 and pursuant to the Corporation's Second Restated Certificate of Incorporation, as amended, the Executive Committee hereby classifies One Hundred Thousand (100,000) shares of the Corporation's Voting Cumulative Preference Stock, without nominal or par value, as a new series designated "$2.50 Convertible Preference Stock, Series C" (the "Series C Preference Stock").

   RESOLVED, that the terms and conditions of the Series C Preference Stock, including its rights, preferences, privileges, voting powers, restrictions, qualifications, limitations, and other terms and conditions shall be as set forth in Exhibit 1 attached hereto.

   RESOLVED, that the Corporation's Second Restated Certificate of Incorporation, as amended, is further amended as follows:

     (a) Section IV of such certificate is amended to add a new Subsection F titled "Special Provisions Applicable to Series C Preference Stock," in the form attached hereto as Exhibit 1;

     (b)  Paragraph (g) of Subsection D of Section IV of such certificate





     titled "Special Provisions Applicable to Series A Preferred Stock" is amended to read in its entirety as follows:

       "(g) Equal Rank.

       All shares of Series A Preferred Stock shall be identical in all respects, and all shares of Series A Preferred Stock shall be of equal rank and on a parity with shares of $3.75 Convertible Preferred Stock, Series B, and $2.50 Convertible Preference Stock, Series C, in respect of the preference as to dividends and to payments upon the Liquidation of the Corporation."

      (c) Paragraph (g) of Subsection E of Section IV of such certificate titled "Special Provisions Applicable to Series B Preferred Stock" is further amended to read in its entirety as follows:

      "(g) Equal Rank.

       All shares of Series B Preferred Stock shall be identical in all respects, and all shares of Series B Preferred Stock shall be of equal rank and on a parity with shares of $2.875 Non-Voting Cumulative Preferred Stock, Series A, and $2.50 Convertible Preference Stock, Series C, in respect of the preference as to dividends and to payments upon the Liquidation of the Corporation."

   and the officers of the Corporation are authorized to execute and file, as necessary, any documents or certificates with the New Jersey Secretary of State to effect such amendments.

     4. The resolutions set forth in numbered paragraph 2 were adopted by unanimous written consent of the Executive Committee of the Board of Directors as of September 5, 1997.

     5. The Certificate of Incorporation is further amended so that the designation and number of shares of each class and series acted upon in the resolutions, and the relative rights, preferences and limitations of each such class and series are as stated in Exhibit 1 attached hereto, which is the same exhibit referred to in the foregoing resolutions.

     IN WITNESS WHEREOF, the undersigned has signed this Second Certificate of Amendment to the Certificate of Incorporation this 5th day of September, 1997.

           CHIQUITA BRANDS INTERNATIONAL, INC.


           By: /s/ Robert W. Olson
            Robert W. Olson
            Senior Vice President, General Counsel and
            Secretary

   SUBSECTION F.  SPECIAL PROVISIONS APPLICABLE TO SERIES C
        PREFERENCE STOCK





     There is hereby established a series of the Corporation's Voting Cumulative Preference Stock, without nominal or par value, which shall be designated "$2.50 Convertible Preference Stock, Series C" ("Series C Preference Stock") and shall consist of One Hundred Thousand (100,000) shares, and no more. The relative, participating, optional and other special rights and the qualifications, limitations and restrictions of the Series C Preference Stock shall be as follows:

     (a)  Dividends.

      (i) The holders of outstanding shares of the Series C Preference Stock shall be entitled to receive (subject to the rights of holders of shares of (a) $2.875 Non-Voting Cumulative Preferred Stock, Series A, (b) $3.75 Convertible Preferred Stock, Series B, or (c) any other series of Non-- Voting Cumulative Preferred Stock or Series Preference Stock and/or any other class or series of preferred or preference stock which the Corporation may in the future issue which ranks senior to or on a parity with the Series C Preference Stock as to dividends), when, as and if declared by the Board of Directors out of funds legally available therefor, cumulative preferential cash dividends at the per share rate of $0.6250 per quarter and no more ("Preferential Dividends"), payable on the seventh (7th) day of March, June, September and December of each year (each such date being hereinafter referred to as a "Series C Preferential Dividend Payment Date") commencing December 7, 1997; provided, however, that the Series C Preferential Dividend payable on December 7, 1997 (the "Initial Series C Preferential Dividend") with respect to any share of Series C Preference Stock outstanding on the record date for the Initial Series C Preferential Dividend shall be computed in accordance with Subsection F(a)(iv). If December 7, 1997 or any other Series C Preferential Dividend Payment Date shall not be a business day, then the Series C Preferential Dividend Payment Date shall be on the next succeeding business day. Each such dividend will be payable to holders of record as they appear on the stock books of the Corporation on such record date, not less than 10 nor more than 60 days preceding the Series C Preferential Dividend Payment Date, as shall be fixed by the Board of Directors. Dividends on the Series C Preference Stock shall accrue from June 30, 1997, and dividends accrued as of each Series C Preferential Dividend Payment Date shall accumulate to the extent not paid on such date. Accumulated unpaid dividends shall not bear interest. All payments of Series C Preferential Dividends to holders of Series C Preference Stock shall be rounded up to the nearest whole cent.

     (ii)  So long as any shares of Series C Preference Stock are outstanding:

       (A) no dividend (other than a dividend or distribution paid in shares of, or warrants or rights to subscribe for or purchase shares of, Capital Stock or any other stock of the Corporation ranking junior to the Series C Preference Stock as to dividends and upon liquidation) shall be declared or paid or set aside for payment or other distribution declared or made upon the Capital Stock or upon any other stock of the Corporation ranking junior to or (except as provided in the following sentence) on a parity with the Series C Preference Stock as to






      dividends,

       (B) nor shall any Capital Stock nor any other stock of the Corporation ranking junior to or on a parity with the Series C Preference Stock as to dividends be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such stock) by the Corporation (except by conversion into or exchange for stock of the Corporation ranking junior to the Series C Preference Stock as to dividends and upon liquidation),

       (C) nor shall the Corporation purchase or otherwise acquire (except pursuant to a purchase or exchange offer made on the same terms to all holders of shares of Series C Preference Stock), or convert in part, but not in whole, into shares of Capital Stock at the option of the Corporation pursuant to Subsection F(c)(ii) outstanding shares of Series C Preference Stock, unless, in each case, the full Series C Preferential Dividends, if any, accumulated on all outstanding shares of the Series C Preference Stock through the most recent Series C Preferential Dividend Payment Date shall have been paid or deposited for payment or contemporaneously are declared and paid or deposited for payment. When dividends have not been paid in full upon the shares of Series C Preference Stock, all dividends and other distributions declared upon the Series C Preference Stock and any other shares of the Corporation ranking on a parity as to dividends and such other distributions with the shares of Series C Preference Stock shall be declared pro rata so that the amount of dividends and other distributions declared and paid per share on the Series C Preference Stock and such other shares shall in all cases bear to each other the same ratio that accumulated unpaid dividends per share on the shares of Series C Preference Stock and such other shares bear to each other. Holders of the shares of Series C Preference Stock shall not be entitled to any dividends, whether payable in cash, property or stock, in excess of full cumulative dividends, as herein provided.

      (iii) Any dividend payment made on shares of Series C Preference Stock shall first be credited against the earliest accumulated unpaid dividend due with respect to shares of Series C Preference Stock.

      (iv) Any dividends payable for any period greater or less than a full quarterly dividend period shall be computed on the basis of a 360-day year consisting of four 90-day quarters or twelve 30-day months.

     (b)  Liquidation.

      (i) Upon any dissolution, liquidation or winding up of the affairs of the Corporation, whether voluntary or involuntary (collectively, a "Liquidation"), the holders of shares of Series C Preference Stock shall be entitled to receive out of the assets of the Corporation available for distribution to shareholders, after payment of all debts and other liabilities of the Corporation and all liquidation preferences of holders






   of shares of any class or series of preferred or preference stock which the Corporation may issue in the future which ranks prior to the Series C Preference Stock with respect to liquidation rights, but before any distribution or payment is made to holders of Capital Stock of the Corporation or on any other shares of the Corporation ranking junior to the shares of Series C Preference Stock upon liquidation, liquidating distributions in the amount of $50 per share (appropriately adjusted to reflect stock splits, stock dividends, reorganizations, consolidations and similar changes hereafter effected), plus an amount equal to all accumulated unpaid Series C Preferential Dividends thereon to the date of Liquidation, and no more. If upon any Liquidation the assets of the Corporation are insufficient to pay in full the amounts payable with respect to the Series C Preference Stock and any other shares of the Corporation ranking as to any such distribution on a parity with the Series C Preference Stock, the holders of shares of Series C Preference Stock and of such other shares will share ratably in any such distribution of assets of the Corporation in proportion to the full respective distributable amounts, to the extent not distributed, to which they are entitled. After payment of the full amount of the liquidating distribution to which they are entitled, the holders of shares of Series C Preference Stock will not be entitled to any further participation in any distribution or payments by the Corporation.

      (ii) Neither the merger nor consolidation of the Corporation into or with any other corporation or other entity, nor the merger or consolidation of any other corporation or other entity into or with the Corporation, nor a sale, transfer or lease of all or any part of the assets of the Corporation for cash, securities or other property, shall be deemed to be a Liquidation for purposes of this Subsection F(b).

     (c)  Conversions.

      (i) Automatic Conversion Upon the Occurrence of Certain Events. Immediately prior to the effectiveness of a merger or consolidation of the Corporation that results in the conversion or exchange of the Capital Stock into or for, or that results in the holders of Capital Stock obtaining the right to receive, cash, securities or other assets, whether of the Corporation or of any other person or entity (any such merger or consolidation is referred to herein as a "Merger or Consolidation"), other than a Merger or Consolidation in which the Series C Preference Stock remains outstanding and holders of Series C Preference Stock obtain the right to receive upon conversion of their shares into Capital Stock or any other security the same cash, securities or other assets that they would have received with respect to the maximum number of shares of Capital Stock which such holders would have received (other than in payment of accumulated unpaid dividends) upon conversion of their shares of Series C Preference Stock (at the option of the Corporation pursuant to clause (ii) of this Subsection F(c) or at the option of the holder pursuant to clause
   (iii) of this Subsection F(c), whichever is greater) immediately prior to the effectiveness of the Merger or Consolidation, each outstanding share of Series C Preference Stock shall automatically convert into the maximum number of shares of Capital Stock which such holders would have received






   (other than in payment of accumulated unpaid dividends) upon conversion of their shares of Series C Preference Stock (at the option of the Corporation pursuant to clause (ii) of this Subsection F(c) or at the option of the holder pursuant to clause (iii) of this Subsection F(c), whichever is greater), plus the right to receive an amount of cash equal to the accumulated unpaid dividends on such share of Series C Preference Stock to and including the immediately preceding Series C Preferential Dividend Payment Date.

      (ii) Conversion at the Option of the Corporation. At any time and from time to time on and after June 30, 2000, and upon notice given as provided herein, the Corporation may convert, in whole or in part, the outstanding shares of Series C Preference Stock. On the date fixed for conversion, each outstanding share of Series C Preference Stock to be converted pursuant to this Subsection F(c)(ii) shall convert into:

      (A) the lesser of (x) that number of shares of Capital Stock as shall equal the applicable amount set forth in the table below divided by the Current Market Price (as defined in Subsection F(c)(viii)(C)) per share of Capital Stock on the date of conversion:

      If Converted During  Current Market Value
      The 12-month Period  of Common Stock
      Beginning June 30:   To Be Issued
     2000                    $51.50
     2001                     50.75
     2002 and thereafter      50.00

     or (y) 10 shares of Capital Stock, subject to adjustment as provided below (the "Maximum Conversion Rate"); plus

      (B) the right to receive an amount of cash equal to the accumulated unpaid dividends on such share of Series C Preference Stock to and including the immediately preceding Series C Preferential Dividend Payment Date; plus

      (C) the right to receive an amount of cash equal to dividends accrued since the immediately preceding Series C Preferential Dividend Payment Date to and including the effective date of conversion of the shares, calculated in accordance with Subsection F(a)(iv); provided, however, that no amount shall be due and payable pursuant to this clause (C) if the conversion date follows a record date for the payment of a Series C Preferential Dividend and precedes the next succeeding Series C Preferential Dividend Payment Date (which date shall be considered the immediately preceding Series C Preferential Dividend Payment Date for purposes of Subsection F(c)(ii)(B)).

   The Maximum Conversion Rate shall be proportionately adjusted when, as and if the Conversion Rate (as defined in Subsection F(c)(iv)) shall be adjusted pursuant to Subsection F(c)(iv).






      (iii) Conversion at the Option of the Holder. At any time and from time to time after the date of issuance of Series C Preference Stock, each holder of Series C Preference Stock shall have the right to convert, in whole or in part, the outstanding shares of Series C Preference Stock; provided, however, that if the shares of Series C Preference Stock to be converted have been earlier called for conversion at the option of the Corporation, the right of the holder to convert such shares will terminate as of 5:00 P.M., New York City time, on the business day immediately preceding the date fixed for such conversion. Each outstanding share of Series C Preference Stock to be converted at the option of the holder shall convert into that number of shares of Capital Stock as shall be determined in accordance with the Conversion Rate in effect on the date upon which the certificates representing shares of Series C Preference Stock are surrendered for conversion, plus the right to receive an amount of cash equal to the accumulated unpaid dividends on such share of Series C Preference Stock to be converted to and including the immediately preceding Series C Preferential Dividend Payment Date. In order to convert shares of Series C Preference Stock into Capital Stock the holder thereof shall surrender, at the office in the United States designated by the Corporation in writing from time to time for registration of transfers and conversion, the certificate or certificates therefor, duly endorsed to the Corporation or in blank, and give written notice to the Corporation at said office that such holder elects to convert such shares and shall state in writing therein the name or names (with addresses) in which such holder wishes the certificate or certificates for Capital Stock to be issued. Shares of Series C Preference Stock surrendered for conversion after the close of business on a record date for payment of Series C Preferential Dividends and before 9:00 A.M., New York time, on the next succeeding Series C Preferential Dividend Payment Date must be accompanied by payment of an amount equal to the Series C Preferential Dividend thereon which is to be paid on such Series C Preferential Dividend Payment Date. Shares of Series C Preference Stock shall be deemed to have been converted on the date of the surrender of such certificate or certificates for shares for conversion as provided above, and the person or persons entitled to receive the Capital Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such Capital Stock on such date. As soon as practicable on or after the date of conversion as aforesaid, the Corporation will issue and deliver a certificate or certificates for the number of full shares of Capital Stock issuable upon such conversion, together with cash for any fraction of a share, as provided in Subsection F(c)(vi), to the person or persons entitled to receive the same.

      (iv) Conversion Rate; Adjustments. The Conversion Rate to be used to determine the number of shares of Capital Stock to be delivered on the conversion of the Series C Preference Stock into shares of Capital Stock pursuant to Subsection F(c)(iii) shall be initially 2.922 shares of Capital Stock for each share of Series C Preference Stock; provided, however, that such Conversion Rate shall be subject to adjustment from time to time as provided below in this Subsection F(c)(iv). All adjustments to the Conversion Rate shall be calculated in 1/100ths of a share of Capital Stock. No adjustment of less than one percent (1%) of






   the Conversion Rate shall be required; however, any such adjustment not made due to such limitation shall be carried forward and shall be taken into account in any subsequent adjustment. Such rate in effect at any time is herein called the "Conversion Rate."

             (A)  If the Corporation shall:

       (1) pay a dividend or make a distribution with respect to the Capital Stock in shares of Capital Stock (other than a dividend or distribution which is also paid to holders of Series C Preference Stock and in which such holders shall receive, with respect to each share of Series C Preference Stock, the same number of shares of Capital Stock as shall be distributed with respect to the maximum number of shares of Capital Stock into which such share of Series C Preference Stock shall then be convertible at the option of the Corporation pursuant to Subsection F(c)(ii) or at the option of the holder pursuant to Subsection F(c)(iii), whichever is greater),

       (2)  subdivide or split its outstanding shares of Capital Stock,

       (3) combine its outstanding shares of Capital Stock into a smaller number of shares, or

       (4) issue by reclassification of its shares of Capital Stock any shares of Capital Stock of the Corporation,

     then, in any such event, the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the date of such event by a fraction, of which the numerator shall be the number of outstanding shares of Capital Stock immediately following such event, and of which the denominator shall be the number of outstanding shares of Capital Stock immediately prior to such event. Such adjustment shall become effective at the opening of business on the business day next following the record date for determination of shareholders entitled to receive such dividend or distribution in the case of a dividend or distribution and shall become effective immediately after the effective date in case of a subdivision, split, combination, or reclassification.

      (B) If the Corporation shall issue rights or warrants to all holders of its outstanding shares of Capital Stock entitling them to subscribe for or purchase shares of Capital Stock at a price per share less than the Current Market Price on the record date fixed for determination of stockholders entitled to receive such rights or warrants (in each case other than instances when such rights or warrants are also issued to holders of shares of Series C Preference Stock in which such holders shall receive, with respect to each share of Series C Preference Stock, the same rights or warrants as shall be issued with respect to the maximum number of shares of Capital Stock into which each share of Series C Preference Stock shall then be convertible at the option of the Corporation pursuant to Subsection F(c)(ii) or at the option of the holder pursuant to Subsection F(c)(iii), whichever is greater), then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in






     effect at the opening of business on the date after such record date by a fraction, of which the numerator shall be the number of shares of Capital Stock outstanding at the close of business on such record date plus the total number of additional shares of Capital Stock issuable upon exercise of such rights or warrants, and of which the denominator shall be the number of shares of Capital Stock outstanding on the close of business on such record date plus the number of shares that the aggregate exercise price of the total number of rights or warrants so issued would purchase at such Current Market Price. Such adjustment shall become effective immediately after the opening of business on the day following the record date fixed for determination of stockholders entitled to receive such rights or warrants. To the extent that shares of Capital Stock are not delivered after the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Capital Stock actually delivered. In the event that such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of stockholders entitled to receive such
     rights or warrants had not been fixed.   In determining whether any
     rights or warrants entitle the holders to subscribe for or purchase shares of Capital Stock at less than such Current Market Price, and in determining the aggregate exercise price of such rights or warrants, there shall be taken into account any consideration received for such rights or warrants, the value of such consideration, if other than cash, to be determined by the Board of Directors.

      (C) If the Corporation shall pay a dividend or make a distribution to all holders of its Capital Stock of evidences of its indebtedness or other assets (including securities of the Corporation but excluding dividends or other distributions paid exclusively in cash, and excluding any portion of distributions and dividends to the extent referred to in clauses (A) or (B) above), (in each case other than a dividend or distribution which is also paid or made to holders of Series C Preference Stock in which such holders shall receive, with respect to each share of Series C Preference Stock, the same evidences of indebtedness or other assets as shall be paid or distributed with respect to the maximum number of shares of Capital Stock into which each share of Series C Preference Stock shall then be convertible at the option of the Corporation pursuant to Subsection F(c)(ii) or at the option of the holder pursuant to Subsection F(c)(iii), whichever is greater), then in each such case the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the date of such distribution by a fraction, of which the numerator shall be the Current Market Price per share of Capital Stock on the record date mentioned below, and of which the denominator shall be such Current Market Price per share of Capital Stock less the fair market value (as determined by the Board of Directors of the Corporation, whose determination shall be conclusive) as of such record date of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Capital Stock. Such adjustment shall become effective on the opening of business on the business day






     next following the record date for the determination of shareholders entitled to receive such distribution.

      (D) If the Corporation shall pay a dividend or make a distribution consisting exclusively of cash (excluding any cash portion of distributions referred to in Subsection F(c)(iv)(C)) (collectively, "All-Cash Distributions") to all holders of Capital Stock, then, to the extent such All-Cash Distribution, combined with (A) all other All-Cash Distributions made within the preceding 12 months in respect of which no adjustment has been made, plus (B) any cash and the fair market value of other consideration payable in respect of any Corporation Tender Offer (as defined in Subsection F(c)(viii)) concluded within the preceding 12 months in respect of which no adjustment has been made, exceed ten percent (10%) of the product of (x) the Current Market Price of the Capital Stock, times (y) the number of issued and outstanding shares of Capital Stock (assuming the conversion into Capital Stock of each outstanding security or debt instrument which is by its terms convertible into Capital Stock at the option of the holder, without the payment of additional consideration therefor, regardless of whether or not such security or debt instrument shall be so convertible on such date), each as measured on the record date for such All-Cash Distribution (such excess being herein called the "Excess Distribution"), then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the date of such All-Cash Distribution by a fraction, of which the numerator shall be the Current Market Price of the Capital Stock, and of which the denominator shall be the Current Market Price of the Capital Stock less the quotient of the Excess Distribution divided by the number of issued and outstanding shares of Capital Stock (measured as described in clause "(y)" above), each as measured on the record date. Such adjustment shall become effective on the opening of business on the business day next following the record date for the determination of shareholders entitled to receive such All-Cash Distribution (provided, however, that no such adjustment shall be made in respect of any All-Cash Distribution described in this Subsection which was also paid or made to holders of shares of Series C Preference Stock in which such holders shall receive, with respect to each share of Series C Preference Stock, the same All-Cash Distribution as shall be paid or made with respect to the maximum number of shares of Capital Stock into which each share of Series C Preference Stock shall be convertible at the option of the Corporation pursuant to Subsection F(c)(ii) or at the option of the holder pursuant to Subsection F(c)(iii), whichever is greater).

      (E) If the Corporation shall make payment of any cash or other consideration payable in respect of any Corporation Tender Offer, then, to the extent such Corporation Tender Offer involves payment of an aggregate consideration that combined with (A) All-Cash Distributions made within the preceding 12 months in respect of which no adjustment has been made, plus (B) any cash and the fair market value of other consideration payable in respect of any Corporation Tender Offer concluded within the preceding 12 months in respect of which no adjustment has been made, exceeds ten percent (10%) of the product of (x)






     the Current Market Price of the Capital Stock, times (y) the number of issued and outstanding shares of Capital Stock (assuming the conversion into Capital Stock of each outstanding security or debt instrument which is by its terms convertible into Capital Stock at the option of the holder, without the payment of additional consideration therefor, regardless of whether or not such security or debt instrument shall be so convertible on such date), each as measured on the expiration date of such Corporation Tender Offer (such excess being herein called the "Excess Consideration"), then the Conversion Rate shall be adjusted by multiplying the Conversion Rate in effect immediately prior to the expiration date of such Corporation Tender Offer by a fraction, of which the numerator shall be the Current Market Price of the Capital Stock, and of which the denominator shall be the Current Market Price of the Capital Stock less the quotient of the Excess Consideration divided by the number of issued and outstanding shares of Capital Stock (measured as described in clause "(y)" above), each as measured on such expiration date (provided, however, that no such adjustment shall be made in respect of any Corporation Tender Offer described in this Subsection which was also made to holders of shares of Series C Preference Stock in which such holders shall receive, with respect to each share of Series C Preference Stock, the same payment in respect of a Corporation Tender Offer with respect to the maximum number of shares of Capital Stock into which each share of Series C Preference Stock shall then be convertible at the option of the Corporation pursuant to Subsection F(c)(ii) or at the option of the holder pursuant to Subsection F(c)(iii), whichever is greater).

      (F) From time to time, to the extent permitted by law, the Corporation may make temporary upward adjustments to the Conversion Rate by any amount for any period of at least 20 days, in which case the Corporation shall give not less than 15 nor more than 60 days' notice of such adjustment, if the Board of Directors has made a determination that such adjustment would be in the best interests of the Corporation, which determination shall be conclusive.

      (G) Anything in this Subsection F(c)(iv) notwithstanding, the Board of Directors shall be entitled to make such upward adjustments in the Conversion Rate, in addition to those required by this Subsection F(c)(iv), (1) as the Board of Directors in its discretion shall determine to be advisable, in order that any stock dividends, subdivision of shares, distribution of rights to purchase stock or securities, or a distribution of securities convertible into or exchangeable for stock (or any transaction which could be treated as any of the foregoing transactions pursuant to Section 305 of the Internal Revenue Code of 1986, as amended, or any successor section thereto) hereafter made by the Corporation to its shareholders shall not be taxable; and (2) as the Board of Directors in its discretion shall determine to be necessary or appropriate in order to preserve the relative rights of the holders of Capital Stock, on the one hand, and the holders of Series C Preference Stock, on the other hand, as such rights are set forth in this Certificate of Incorporation.







      (H) In any case in which this Subsection F(c)(iv) shall require that an adjustment as a result of any event become effective at the opening of business on the business day next following a record date, and the date fixed for conversion pursuant to Subsection F(c)(i), (ii) or (iii) occurs after such record date, but before the occurrence of such event, the Corporation may in its sole discretion elect to defer the following until after the occurrence of such event:

       (1) issuing to the holder of any shares of the Series C Preference Stock surrendered for conversion the additional shares of Capital Stock issuable upon such conversion over and above the shares of Capital Stock issuable upon such conversion on the basis of the Conversion Rate prior to adjustment; and

       (2) paying to such holder any amount in cash in lieu of a fractional share of Capital Stock pursuant to Subsection F(c)(vi).

      (v) Notice of Adjustments. Whenever the Conversion Rate is adjusted as herein provided, the Corporation shall:

      (A) forthwith compute the adjusted Conversion Rate in accordance with Subsection F(c)(iv) and the adjusted Maximum Conversion Rate in accordance with Subsection F(c)(ii) and prepare a certificate signed by the Chief Executive Officer, the Chairman, the President, any Vice President or the Treasurer of the Corporation setting forth the adjusted Conversion Rate and the Maximum Conversion Rate and the method of calculation thereof in reasonable detail and the facts requiring such adjustment and upon which such adjustment is based, and file such certificate forthwith with the transfer agent or agents for the Series C Preference Stock and the Capital Stock; and

      (B) mail a notice stating that the Conversion Rate and the Maximum Conversion Rate have been adjusted, the facts requiring such adjustment and upon which such adjustment is based and setting forth the adjusted Conversion Rate and the Maximum Conversion Rate to the holders of record of the outstanding shares of the Series C Preference Stock at or prior to the time the Corporation mails a financial statement to its shareholders covering the quarterly fiscal period during which the facts requiring such adjustment occurred, but in any event within 120 days after a fourth quarter/fiscal year-end period or 60 days after the end of any other quarterly fiscal period.

     In addition to the foregoing, the Corporation will calculate and provide notice to the transfer agent or agents for the Series C Preference Stock and the Capital Stock within 30 days after (1) the date of initial issuance of the shares of Series C Preference Stock, or (2) the occurrence of any event triggering an adjustment of the Maximum Conversion Rate, of the number of shares of Capital Stock required to be reserved for issuance upon conversion of the issued and outstanding shares of Series C Preference Stock; provided that no such notice need be sent if the number of shares of Capital Stock then reserved is in excess of the number of shares of Capital Stock required to be reserved as so calculated.






      (vi) No Fractional Shares. No fractional shares of Capital Stock shall be issued upon conversion of shares of Series C Preference Stock but, in lieu of any fraction of a share of Capital Stock which would otherwise be issuable in respect of the aggregate number of shares of the Series C Preference Stock surrendered by the same holder for conversion on any conversion date, the holder shall have the right to receive an amount in cash equal to the same fraction of the Current Market Price of the Capital Stock on the date of conversion.

      (vii) Cancellation. All Shares of Series C Preference Stock which shall have been converted into shares of Capital Stock or which shall have been purchased or otherwise acquired by the Corporation may not be reissued as Series C Preference Stock and shall assume the status of authorized but unissued shares of Non-Voting Cumulative Preference Stock undesignated as to series.

      (viii)  Definitions.  As used in this Subsection F:

      (A) The term "business day" shall mean any day other than a Saturday, Sunday or a day on which banking institutions in the States of New York or Ohio are authorized or obligated by law or executive order to close.

      (B) The term "Corporation Tender Offer" shall mean a tender offer (as such term has been defined by the applicable rules, regulations and interpretations of the Securities and Exchange Commission and by courts interpreting the relevant provisions of the Securities Exchange Act of 1934, as amended) by the Corporation and/or any of its subsidiaries for Capital Stock.

      (C) The term "Current Market Price" per share of Capital Stock on any date shall mean the average of the daily Market Prices for the fifteen consecutive Trading Dates ending on the second Trading Date immediately preceding such date (appropriately adjusted to take into account the occurrence during such fifteen-day period, or following such fifteen-day period and prior to such date, of any event that results in an adjustment of the Conversion Rate).

      (D) The term "Market Price" for any day shall mean (1) if the Capital Stock is listed or admitted for trading on the New York Stock Exchange (or any successor to such exchange) or, if not so listed or admitted, on any national or regional securities exchange, the last sale price, or the closing bid price if no sale occurred, of the Capital Stock on the principal securities exchange on which the Capital Stock is listed, or
     (2) if not listed or traded as described in clause (1), the last reported sales price of the Capital Stock on the National Market System of the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices then in common use, if so quoted, or (3) if not quoted as described in clause (2), the mean between the high bid and the low asked quotations for the Capital Stock as reported by the National Quotation Bureau Incorporated if at least two securities dealers have inserted both bid and asked quotations for the Capital Stock on at least






     five of the ten preceding days. If the Capital Stock is quoted on a national securities or central market system in lieu of a market or quotation system described above, then the closing price shall be determined in the manner set forth in clause (1) of the preceding sentence if actual transactions are reported and in the manner set forth in clause (3) of the preceding sentence if bid and asked quotations are reported but actual transactions are not. If none of the conditions set forth above is met, the closing price of Capital Stock on any day or the average of such closing prices for any period shall be the fair market value of the Capital Stock as determined by a member firm of the New York Stock Exchange, Inc. (or any successor to such exchange) selected by the Corporation.

      (E) The term "Notice Date" shall mean the following: with respect to any notice given by the Corporation in connection with a conversion (including any potential conversion upon the effectiveness of a Merger or Consolidation) of any of the Series C Preference Stock, the date of mailing of such notice to the holders of Series C Preference Stock.

      (F) The term "Trading Date" shall mean (1) a date on which the New York Stock Exchange (or any successor to such exchange) is open for the transaction of business, or (2) if the Capital Stock is not at such time listed or admitted for trading on the New York Stock Exchange (or any successor to such Exchange), a date upon which the principal national or regional securities exchange upon which the Capital Stock is listed or admitted to trading is open for the transaction of business, or (3) if not listed or admitted to trading as described in clauses (1) or (2), and if at such time the sales price of Capital Stock is quoted on The Nasdaq Stock Market of the National Association of Securities Dealers Automated Quotations System, or any similar system of automated dissemination of quotations of securities prices then in common use, a date for which such system provides quotations with respect to securities upon which it reports, or (4) if not so quoted, and if at such time the bid and asked prices of the Capital Stock are reported by the National Quotation Bureau Incorporated, a date for which the National Quotation Bureau Incorporated provides bid and asked prices with respect to securities upon which it reports, or (5) if not so quoted, any business day.

      (ix) Notice of Conversion. The Corporation shall provide notice of any exercise of its right to convert shares of Series C Preference Stock to holders of record of the Series C Preference Stock to be converted by mailing a notice of conversion to such holders, which notice will specify an effective date of conversion that is not less than 15 nor more than 60 days after the date of such notice. The Corporation will provide notice of any potential conversion upon the effectiveness of a Merger or Consolidation not less than 15 nor more than 60 days prior to the effective date thereof; provided, however, that if the timing of the effectiveness of a Merger or Consolidation makes it impracticable to provide at least 15 days' notice, the Corporation shall provide such notice as soon as practicable prior to such effectiveness. Each such notice shall be provided by mailing notice of such conversion first class postage prepaid, to each holder of record of the Series C Preference Stock






   to be converted, at such holder's address as it appears on the stock register of the Corporation. Each such notice shall state, as appropriate, the following:

      (A)  the conversion date;

      (B) the number of shares of Series C Preference Stock to be converted and, if less than all the shares held by such holder are to be converted, the number of such shares to be converted;

      (C) the number of shares of Capital Stock deliverable upon conversion, or a description of the formula pursuant to which such number shall be determined;

      (D) the place or places where certificates for such shares are to be surrendered for conversion; and

      (E) that dividends on the shares of Series C Preference Stock to be converted will cease to accrue on the effective date of conversion.

     The Corporation's obligation to deliver shares of Capital Stock and provide cash in accordance with this Subsection F(c) shall be deemed fulfilled if, on or before an effective date of conversion, the Corporation shall deposit, with a bank or trust company having an office or agency in the Borough of Manhattan in New York City, or which has an affiliate or correspondent having an office or agency in the Borough of Manhattan in New York City, which depository has a capital and surplus of at least $50,000,000, such number of shares of Capital Stock as are required to be delivered by the Corporation pursuant to this Subsection F(c) upon the occurrence of such conversion, together with cash sufficient to pay all accumulated unpaid dividends, cash in lieu of fractional share amounts and/or any additional payment pursuant to Subsection F(c)(ii)(C), if applicable, on the shares to be converted as required by this Subsection F(c), in trust for the account of the holders of the shares to be converted, with irrevocable instructions and authority to such bank or trust company that such shares and cash be delivered, upon conversion of the shares of Series C Preference Stock so converted. Any interest accrued on such cash shall be paid to the Corporation from time to time. Any shares of Capital Stock or cash so deposited and unclaimed at the end of three years from such conversion date shall be repaid and released to the Corporation, after which the holder or holders of such shares of Series C Preference Stock so converted shall look, subject to applicable state escheat or unclaimed funds laws, only to the Corporation for delivery of shares of Capital Stock and cash, if applicable. Each holder of shares of Series C Preference Stock to be converted shall surrender the certificates evidencing such shares to the Corporation at the place designated in the notice of such conversion and shall thereupon be entitled to receive certificates evidencing shares of Capital Stock and cash, if applicable, following such surrender and following the date of such conversion. In case fewer than all the shares of Series C Preference Stock represented by any such surrendered certificate are converted, a new certificate shall be issued at the expense of the Corporation representing






   the unconverted shares. If such notice of conversion (if required) shall have been duly given, then, notwithstanding that the certificates evidencing any shares of Series C Preference Stock subject to conversion shall not have been surrendered, the shares represented thereby subject to conversion shall be deemed no longer outstanding after the effective date of the conversion, dividends with respect to the shares of Series C Preference Stock subject to conversion shall cease to accrue after such date and all rights with respect to such shares subject to conversion shall forthwith after such date cease and terminate, except for the right of the holders to receive the shares of Capital Stock and/or any applicable cash amounts without interest upon surrender of their certificates therefor; provided that if on the date fixed for conversion shares of Capital Stock and cash, if applicable, necessary for the conversion shall have been deposited by the Corporation in trust for the account of the holders of the shares of Series C Preference Stock so to be converted as provided above, then the holder or holders of such shares of Series C Preference Stock so converted shall look only to such bank or trust company for delivery of shares of Capital Stock and cash, if applicable, unless and until such shares of Capital Stock and cash are repaid and released to the Corporation. No holder of a certificate of shares of Series C Preference Stock shall be, or have any rights as, a holder of the shares of Capital Stock issuable in connection with the conversion thereof, including, without limitation, voting rights or the right to receive any dividend from the Corporation with respect to such shares of Capital Stock, until surrender of such certificate for a certificate representing such Capital Stock. Upon such surrender, there shall be paid to the holder the amount of any dividend or other distribution (without interest) which became payable in respect of the number of whole shares of Capital Stock issuable upon such surrender on or after the conversion date, but which was not paid by reason of any earlier failure to surrender certificates that represented shares of Series C Preference Stock. If fewer than all the outstanding shares of Series C Preference Stock are to be converted at the option of the Corporation, shares to be converted shall be selected by the Corporation from outstanding shares of Series C Preference Stock by lot, pro rata (as nearly as may be) or by any other method reasonably determined by the Board of Directors of the Corporation to be appropriate and fair to the holders of Series C Preference Stock.

      (x) Corporation's Option to Pay Accumulated Unpaid Dividends in Common Stock Upon Conversion on or after June 30, 2000. Notwithstanding anything to the contrary contained herein, if the effective date of any conversion is on or after June 30, 2000 and if on such date there are accumulated unpaid dividends with respect to the Series C Preference Stock to be so converted, then on such effective date the Corporation may deliver, in lieu of any cash payment in respect of accumulated unpaid dividends and, if applicable, any additional payment pursuant to Subsection F(c)(ii)(C), that number of shares of Capital Stock the aggregate Current Market Price of which on such date shall equal the amount of such cash payment. Such option may be exercised by the Corporation for all or part of such cash payment.







      (xi) No Interest on Accumulated Unpaid Dividends. Any payment with respect to accumulated unpaid dividends upon conversion of shares of Series C Preference Stock, whether such payment is made in cash or, pursuant to Subsection F(c)(x), in shares of Capital Stock, shall not provide for any interest on such accumulated unpaid dividends.

     (d) Voting Rights.

      (i) Except as otherwise provided in Subsection F(d)(ii), (iii) or (iv) of this Certificate of Incorporation or by applicable law, each outstanding share of Series C Preference Stock is entitled to one vote on all matters submitted to a vote of shareholders of the Corporation.
   Except as otherwise provided in Subsection F(d)(ii), (iii) or (iv) of this Certificate of Incorporation or by applicable law, the Series C Preference Stock and the Capital Stock shall vote together as a single class on all matters submitted to a vote of shareholders of the Corporation.

      (ii) In addition to the voting rights set forth in Subsection F(d)(i), whenever, at any time, Series C Preferential Dividends payable on the Series C Preference Stock shall be in arrears with respect to six (6) or more Series C Preferential Dividend Payment Dates, whether or not consecutive, the holders of shares of Series C Preference Stock shall have the right, voting separately as a class with holders of shares of any one or more series of Non-Voting Cumulative Preferred Stock, Series Preference Stock and/or any other class or series of shares ranking on a parity with shares of Series C Preference Stock as to dividends and upon which like voting rights have been conferred and are exercisable, to elect two directors of the Corporation at the Corporation's next meeting of shareholders at which directors are to be elected and at each subsequent meeting of shareholders at which directors are to be elected until such right is terminated as provided in this Subsection F(d). Upon the vesting of such voting right in the holders of shares of Series C Preference Stock, the maximum authorized number of members of the Board of Directors shall automatically be increased by two and the two vacancies so created shall be filled by vote of the holders of shares of Series C Preference Stock (voting as a class with the holders of shares of any one or more other class or series of shares ranking on such a parity and upon which like voting rights have been conferred and are exercisable) as set forth herein. The right of the holders of shares of Series C Preference Stock to elect members of the Board of Directors of the Corporation as aforesaid shall continue until such time as all dividends accumulated on shares of Series C Preference Stock shall have been paid or deposited for payment in full, with a bank or trust company having an office or agency in the Borough of Manhattan in New York City, or which has an affiliate or correspondent having an office or agency in the Borough of Manhattan in New York City, which depository has a capital and surplus of at least $50,000,000, in trust for the account of the holders of the shares of Series C Preference Stock on which dividends are payable, with irrevocable instructions and authority to such bank or trust company that such cash (and shares, if applicable) be delivered to such holders, at which time such right shall terminate, except as by law expressly provided, subject to revesting in the event of each and every subsequent default of the






   character above mentioned.

      (iii) Upon any termination of the right of the holders of Series C Preference Stock and, if applicable, the holders of shares of any one or more other series of Non-Voting Cumulative Preferred Stock, Series Preference Stock and/or other class or series of shares ranking on such a parity to vote as a class for directors as herein provided, the term of office of all directors then in office elected by shares of Series C Preference Stock and such other series voting as a class shall terminate immediately. If the office of any director elected by the holders of shares of Series C Preference Stock and, if applicable, the holders of shares of one or more other series of Non-Voting Cumulative Preferred Stock, Series Preference Stock and/or other class or series of shares on such a parity, voting as a class, becomes vacant by reason of death, resignation, retirement, disqualification, removal from office, or otherwise, the remaining director elected by the holders of shares of Series C Preference Stock and, if applicable, the holders of shares of any one or more other series of Non-Voting Cumulative Preferred Stock, Series Preference Stock and/or other class or series of shares ranking on such a parity, voting as a class, may choose a successor who shall hold office for the unexpired term in respect of which such vacancy occurred.
   Whenever the special voting powers vested in the holders of shares of Series C Preference Stock and the holders of shares of any one or more other series of Non-Voting Cumulative Preferred Stock, Series Preference Stock and/or other class or series of shares ranking on such a parity to vote as a class for directors as provided in this Subsection F(d)(iii) shall have expired, the number of directors shall become such number as may be provided for in the By-Laws, or resolution of the Board of Directors thereunder, irrespective of any increase made pursuant to the provisions of this Subsection F(d)(iii).

      (iv) While any Series C Preference Stock is outstanding, the Corporation shall not, without the affirmative consent (given in writing or at a meeting duly called for that purpose) of the holders of at least two-thirds (2/3rds) of the aggregate number of votes entitled to be exercised by holders of all affected series of Series Preference Stock then outstanding (provided that each other series shall have voting rights similar or identical to the voting rights set forth in this Subsection F(d)(iv)): (A) amend the Certificate of Incorporation of the Corporation to authorize the creation of any class or series of stock having a preference as to dividends or upon liquidation senior to or on a parity with the Series C Preference Stock (hereinafter in this Subsection F(d)(iv) referred to as "Senior Stock"); provided, however, that no such approval of holders of Series C Preference Stock (or other affected series of Series Preference Stock having similar voting rights) shall be required to amend the Certificate of Incorporation of the Corporation to authorize the creation of any series of Senior Stock that may be authorized out of the Non-Voting Cumulative Preferred Stock or the Series Preference Stock, the terms of which may be established by any amendment to the Certificate of Incorporation of the Corporation which may be adopted by the Board of Directors of the Corporation without shareholder approval, or (B) amend, alter or repeal the Certificate of Incorporation of the Corporation in a






   manner that would adversely affect the terms of Series C Preference Stock.

      (v) With respect to any matter upon which holders of Series C Preference Stock shall be entitled to vote pursuant to Subsection F(d)(ii), (iii) or
   (iv), each such holder shall be entitled to exercise the number of votes equal to the maximum number of shares of Capital Stock into which the shares of Series C Preference Stock held by such holder shall then be convertible at the option of the Corporation pursuant to Subsection F(c)(ii) or at the option of the holder pursuant to Subsection F(c)(iii), whichever is greater, on the record date for determining the shareholders of the Corporation entitled to vote.

     (e) No Increase in Shares.

     The number of shares of Series C Preference Stock may not be increased.

     (f)  Exclusive Rights.

      Each holder of shares of Series C Preference Stock shall hold such Series C Preference Stock subject to the right of the Corporation to effect a conversion in accordance with the provisions of Subsection F(c) hereof and, in the event of such a conversion, shall have the right to receive, as full payment, discharge and satisfaction of the obligations of the Corporation with respect to such Series C Preference Stock, only those shares of Capital Stock and cash, if applicable, delivered as provided in accordance with Subsection F(c) hereof.

     (g)  Equal Rank.

     All shares of Series C Preference Stock shall be identical in all respects, and all shares of Series C Preference Stock shall be of equal rank and on a parity with shares of $2.875 Non-Voting Cumulative Preferred Stock, Series A, and $3.75 Convertible Preferred Stock, Series B, in respect of the preference as to dividends and to payments upon the Liquidation of the Corporation.

















